SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2005

(date of earliest event reported)

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

as Depositor and Master Servicer under a

Pooling and Servicing Agreement

dated as of September 1, 2005

providing for the issuance of

$2,449,189,000

Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates

Series 2005-9

Delaware	333-120916	30-0183252

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

383 MADISON AVENUE

NEW YORK, NEW YORK 10179

(Address of principal executive offices)

Registrant's telephone number, including area code:

(212) 272-2000

Item 8.01.	Other Events.

The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Bear, Stearns & Co. Inc. (the “Underwriter”) at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

The following Exhibit is filed separately, under cover of Form SE (filed September 30, 2005 under CIK #0001243106) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

99.1 Certain Computational Materials prepared by the Underwriter in connection with Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2005-9.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Structured Asset Mortgage Investments II Inc. relating to its Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2005-9.

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                                                                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2005

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

(Registrant)

By:	/s/ Baron Silverstein

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Baron Silverstein

Vice President

(Authorized Officer)

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